Exhibit 10.1

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is entered into as of the 1st day of March, 2022, by and between WHITEHAWK INCOME CORPORATION, a Delaware corporation (the “Company”), and WHITEHAWK MANAGEMENT, LLC a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a newly organized Delaware corporation that was formed to acquire, own and manage mineral and royalty interests with the objective of generating cash flow from operations with the potential for capital appreciation in accordance with the business strategies, policies, and restrictions that are set forth in the Company’s Confidential Offering Memorandum, as the same may be amended, supplemented, or restated from time to time (the “Offering Memorandum”);

WHEREAS, the Company desires to avail itself of the experience, assistance and certain facilities of the Administrator and to have the Administrator undertake the duties and responsibilities to provide the Company certain administrative services hereinafter set forth, all as provided herein; and

WHEREAS, the Administrator is willing to undertake to render such services on the terms and conditions hereinafter set forth, subject to the terms and conditions thereof and the supervision and direction of the proper officers of the Company (each, an “Officer”) and the Company’s board of directors (the “Board”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Administrator

(a) Retention of Administrator. The Company hereby engages and retains the Administrator to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such engagement and retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth, subject to the reimbursement of costs and expenses provided for below.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall:

(i) provide the Company with office facilities and equipment, and provide clerical, bookkeeping, general ledger accounting, fund accounting and recordkeeping services, , investor services and shall provide all such other services, except investment advisory services, as the Administrator, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement;

(ii) on behalf of the Company, enter into agreements and/or conduct relations with custodians, depositories, transfer agents, distribution disbursing agents, the dividend reinvestment plan administrator, shareholder servicing agents, accountants, auditors, tax consultants, advisers and experts, investment advisers, compliance officers, engineers, environmental experts, tax consultants, advisers, escrow agents, attorneys, underwriters, managing dealer, brokers and dealers, investor custody and share transaction clearing platforms, marketing, sales and advertising materials contractors, public relations firms, investor communication agents, printers, insurers, banks, independent valuers, and such other persons in any such other capacity deemed to be necessary or desirable by the Administrator and the Company;

(iii) furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as the Administrator reasonably shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not pursuant to this Agreement, provide any advice or recommendation relating to the assets that the Company should acquire or dispose of or any other investment advisory services to the Company;

(iv) assist the Company in the preparation of the financial and other records that the Company will maintain and the preparation, printing and dissemination of reports that the Company will furnish to shareholders, supplements to the Offering Memorandum, and, to the extent applicable, reports and other materials filed with the Securities and Exchange Commission (the “SEC”), and states and jurisdictions where there is a duty to file information with one or more states on an ongoing basis in connection with either one or more offerings which are registered or exempt from registration;

(v) from time to time, or at any time reasonably requested by the Company, make reports to the Officers (or, as applicable, the Board) regarding the Administrator’s performance of services to the Company under the terms of this Agreement;

(vi) manage investor communications; and

(vii) oversee the performance of other professional services rendered to the Company by others.

(c) Power and Authority. To facilitate the Administrator’s performance of these undertakings, but subject to the restrictions contained herein, the Company and its subsidiaries hereby delegate to the Administrator, and the Administrator hereby accepts, the power and authority on behalf of the Company and its subsidiaries to effectuate its decisions relating to the administration of the Company. The Company may, at any time upon the giving of notice to the Administrator, modify or revoke the authority set forth in this Section 1(c).

(d) Acceptance of Appointment. The Administrator hereby accepts such appointment and agrees during the term hereof to render the services described herein for the consideration provided herein, subject to the limitations contained herein.

(e) Independent Contractor Status. The Administrator shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

2. Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed to any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

3. Record Retention. Subject to review by and the overall control of the Company, the Administrator shall at all times have access to and maintain all books and records that relate to activities performed by the Administrator hereunder, and shall make such records available for inspection by the Company and its authorized agents, at any time and from time to time during normal business hours. The Administrator agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 8; provided that the Administrator may retain a copy of such records, subject to observance of its confidentiality obligations under this Agreement.

4. Approved Budget.

The Administrator shall use commercially reasonable efforts to prepare, prior to each fiscal year end of the Company, an estimated budget (as may be amended and approved by the Company from time to time, the “Approved Budget”) that includes anticipated third-party costs and expenses related to the services to be provided by the Administrator.

5. Reimbursement of Expenses

(a) The Company shall reimburse Administrator for the actual costs and expenses paid for administrative services provided on behalf of the Company;

(b) All third-party Company expenses paid by the Administrator shall be reimbursed by the Company promptly following the Administrator’s presentation to the Company of the corresponding written invoice documenting such Company expense.

6. Limitation of Liability of the Administrator; Indemnification.

(a) Indemnification. The Administrator and the respective officers, managers, partners, members, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Administrator (collectively, the “Indemnified Parties”) shall be held harmless by the Company from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as an administrator of the Company. Notwithstanding the preceding sentence of this paragraph to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or any of its subsidiaries, to the Company or any subsidiary’s members, stockholders or partners to which the Indemnified Parties would otherwise be subject by reason of negligence or misconduct in the performance of the Administrator’s or a Service Provider’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement.

(b) The Administrator shall indemnify the Company (and its officers, managers, partners, members, agents employees, controlling persons and any other person or entity affiliated with the Company) for any losses that the Company (and its officers, managers, partners, members, agents, employees, controlling persons and any other person or entity affiliated with the Company) may sustain primarily as a result of the Administrator’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or violation of applicable law, including without limitation, the federal and state securities laws.

7. Activities of the Administrator.

The services provided by the Administrator to the Company are not exclusive, and the Administrator may engage in any other business or render similar or different services to others, so long as its services to the Company hereunder are not impaired thereby and nothing in this Agreement shall limit or restrict the right of any officer, director, shareholder (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith. The Administrator assumes no responsibility under this Agreement other than to render the services set forth herein. It is understood that directors, officers, employees and members of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, members, managers or otherwise, and that the Administrator and its directors, officers, employees, partners, stockholders, members and managers, and the Administrator’s affiliates are or may become similarly interested in the Company and/or its subsidiaries as members or otherwise.

8. Duration and Termination of this Agreement

(a) Term and Effectiveness. This Agreement shall become effective as of the date first written above, and shall remain in effect for one year (the “Initial Term”), and thereafter shall continue automatically for successive annual periods (a “Renewal Term”); provided that such continuance is specifically approved at least annually by the Company.

(b) Termination. This Agreement may be terminated at any time, without the payment of any penalty by either party upon 120 days written notice.

(c) Payments to and Duties of Administrator upon Termination.

(i) After the termination of this Agreement, the Administrator shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Company within 90 days after the effective date of such termination all unpaid third-party reimbursements payable to the Administrator prior to termination of this Agreement.

(ii) The Administrator shall promptly upon termination:

(A) Deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Company;

(B) Deliver to the Company all assets and documents of the Company then in custody of the Administrator; and

(C) Cooperate with the Company’s reasonable request to provide an orderly administration transition.

9. Notices.

(a) All notices, requests, claims, demands and other communications hereunder which relate to this Agreement shall be in writing and shall deemed to be delivered, (i) upon delivery in person, (ii) one day after deposit with Federal Express or similar overnight courier service, (iii) three

(3) days after being mailed by registered or certified mail (postage prepaid, return receipt requested), or (iv) one day after sending an e-mail provided such e-mail is followed by deposit with Federal Express or similar overnight courier no later than the following day.

(b) Amendments.

This Agreement shall not be amended, changed, modified or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assignees.

10. Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

11. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in the federal or state courts for Philadelphia, Pennsylvania . Each party hereby irrevocably waives its rights to trial by jury in any action or proceeding arising out of this Agreement or the transactions relating to its subject matter.

13. Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

14. Third Party Beneficiaries.

Except for any Indemnified Party, such Indemnified Party being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein shall give or be construed to give any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

15. Survival.

The provisions of Sections 5, 6, 8, 13, 14 and this Section 16 shall survive the termination of this Agreement.

16. Gender.

Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

17. Titles not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

18. Representations, Warranties and Covenants of the Administrator. The Administrator represents, warrants and covenants to the Company as follows:

(a) The Administrator is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

(b) The execution, delivery and performance by the Administrator of this Agreement is within the Administrator’s powers and has been duly authorized by all necessary actions on the part of the Administrator and its members and managers and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Administrator for the execution, delivery or performance of this Agreement by the Administrator. The execution, delivery and performance of this Agreement by the Administrator does not violate, contravene or constitute a default under (i) any provision of any applicable law, rule or regulation, (ii) the Administrator’s limited liability company operating agreement or certificate of formation, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Administrator or any of the Administrator’s property.

(c) The Administrator has met, in all material respects, and will continue to meet, in all material respects, for the duration of this Agreement, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Administrator in order for the Administrator to perform the services contemplated by this Agreement.

(d) The Administrator will carry out its responsibilities under this Agreement in compliance in all material respects with (i) any applicable federal or state laws, rules or regulations, including securities laws, rules and regulations, (ii) the Company’s guidelines, policies and limitations as may be set by the Company from time to time and (iii) such other policies or directives as the Company may from time to time establish or issue and that the Company communicates to the Administrator in writing, provided that the Company will promptly notify the Administrator in writing of changes to the matters identified in (ii) or (iii) above.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

WHITEHAWK MANAGEMENT, LLC

By:	/s/ Jeff Smith
Name: Jeff Smith
Title: President

Address: 2400 Market Street
Offsite Suite 230
Philadelphia, PA 19103

WHITEHAWK INCOME CORPORATION

By:	/s/ Daniel Herz
Name: Daniel Herz
Title: Chief Executive Officer

Address: 2400 Market Street
Offsite Suite 230
Philadelphia, PA 19103

[Signature Page to Administrative Services Agreement]